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                        ASSISTANT SECRETARY'S CERTIFICATE

     I, Elizabeth A. Watson, Assistant Secretary of The Taiwan Fund, Inc. (the "Fund"), hereby certify that the following resolutions were adopted by the Board of Directors of the Fund (all Directors voting) and separately by a majority of the Directors who are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended, at a meeting dully called and held on April 27, 2009 at which a quorum was present and acting throughout:

     RESOLVED, that a fidelity bond covering the Fund written by National Union having an aggregate coverage of $600,000 be, and hereby is, approved by the Board of Directors (including all Directors who are Independent Directors) it having been determined to be reasonable in form and amount, after giving due consideration to all factors deemed relevant by this Board, including, among other things, the value of the aggregate assets of the Fund to which any covered person may have access, the arrangements for custody and safekeeping of such assets and the nature of the securities in the portfolio of the Fund; and further

     RESOLVED, that the Fund's participation in the Bond is in the best interest of the Fund; and further

     RESOLVED, that Elizabeth A. Watson and Tracie A. Coop be, and each hereby is, authorized to file or cause to be filed the Bond and appropriate notices with the Securities and Exchange Commission in accordance with paragraph (g) of Rule 17g-1 under the 1940 Act, as amended; and further

     RESOLVED, that the appropriate officers of the Fund be, and each hereby is, authorized to execute such documents, to make any and all payments and to take such actions as may be necessary or appropriate to carry out the purposes and intent of the preceding resolutions, the execution and delivery of such documents or taking of such actions to be conclusive evidence of the Board's approval.

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of June, 2009.


                                        /s/ Elizabeth A. Watson
                                        ----------------------------------------
                                        Elizabeth A. Watson
                                        Assistant Secretary